UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 19, 2010

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required to be disclosed pursuant to this Item 1.01, the information set forth in Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, Charles C. Johnston elected not to stand for re-election to Authentidate’s Board and his resignation from the Board became effective May 19, 2010.

(e) On January 20, 2010, the Board of Directors (the “Board”) of Authentidate Holding Corp. (the “Company” or “Authentidate”) adopted, subject to stockholder approval, the 2010 Employee Stock Option Plan (the “2010 Plan”) and reserved 10,000,000 shares of common stock for issuance pursuant to awards granted thereunder. On May 19, 2010, at Authentidate’s Annual Meeting of Stockholders, Authentidate’s stockholders approved the adoption of the 2010 Plan. The 2010 Plan includes an initial reserve of 10,000,000 shares of our common stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. Options granted under the 2010 Plan may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Internal Revenue Code, or options which do not so qualify (“NQSOs”). The 2010 Plan may be administered by the Board of Directors or by the Management Resources and Compensation Committee of the board (the “Committee”). The Committee has the discretion to determine the eligible persons to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or NQSOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The 2010 Plan provides that awards may be granted to employees, officers, consultants, members of the board of directors and others providing services to Authentidate and its subsidiaries. Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in a related stock option agreement. The maximum term of each option is ten years from the date of grant. The 2010 Plan also has provisions that take effect if the Company experiences a change of control. The foregoing summary description of the 2010 Plan is qualified in its entirety by reference to the actual terms of the 2010 Plan, which was attached as Annex A of the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on April 14, 2010. For additional information regarding the 2010 Plan, refer to Proposal 2 of the Company’s 2010 Proxy Statement.

In addition, on May 19, 2010, at a meeting of the Board following the Annual Meeting of Stockholders, the Board approved an amendment to the Company’s 2001 Non-Executive Stock Option Plan (the “Director Plan”) to expressly provide that a non-executive director may change an election to receive a percentage of his cash compensation in restricted shares of the Company’s common stock provided that any such change in allocation is made prior to the first day of the last month of the fiscal quarter for which such change in allocation would be effective. This summary of the amendment to the Director Plan is qualified in its entirety by the amended Director Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Authentidate held its Annual Meeting of Stockholders on May 19, 2010 in Berkeley Heights, New Jersey. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on April 6, 2010 were entitled to vote at the annual meeting. As of the record date, 38,427,837 shares of common stock of the Company were outstanding and entitled to vote at the annual meeting. At the annual meeting, 33,055,310 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1. The stockholders voted to elect the following directors by the votes indicated:

Nominee	For	Withheld
J. David Luce	8,568,830	1,138,481
J. Edward Sheridan	8,292,954	1,414,357
Harry J. Silverman	8,349,369	1,357,942
Ranjit C. Singh	7,927,694	1,779,617
John J. Waters	6,020,305	3,687,006

In addition, there were a total of 23,347,999 broker non-votes relating to this proposal.

2. The stockholders voted to approve the Company’s 2010 Employee Stock Option Plan, which provides for the issuance of an aggregate of 10,000,000 shares of common stock available for issuance (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under such plan by the following votes:

For	Against	Abstain	Broker Non-Votes
5,528,117	4,049,190	130,004	23,347,999

3. The stockholders voted to ratify the appointment of Eisner LLP as Authentidate’s independent registered public accounting firm, by the following votes:

For	Against	Abstain	Broker Non-Votes
32,610,023	389,186	56,101	—

Item 8.01	Other Events.

On May 20, 2010, the Company issued a press release to announce the results of its Annual Meeting of Stockholders held on May 19, 2010. A copy of the press release is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	Exhibit No.	Description

	10.1	2010 Employee Stock Option Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement dated April 14, 2010).

	10.2	2001 Non-Executive Director Stock Option Plan, as amended.

	99.1	Press Release dated May 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	President

Date: May 25, 2010

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	2010 Employee Stock Option Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement dated April 14, 2010).

10.2	2001 Non-Executive Director Stock Option Plan, as amended.

99.1	Press Release dated May 20, 2010.

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